Exhibit 99.2

TRAFFIX

Dan Harvey

CONTACT:

Chief Financial Officer

Traffix, Inc.

(845) 620-1212 ext.231
danh@traffixinc.com

KCSA

Todd Fromer/ Erika Levy

CONTACT:	(212) 682-6300 ext. 215/208
todd@kcsa.com/ elevy@kcsa.com

FOR IMMEDIATE RELEASE

TRAFFIX, INC. FIRST QUARTER 2005 EARNINGS RELEASE AND CONFERENCE CALL SCHEDULED FOR APRIL 14, 2005

Pearl River, NY – April 6, 2005 Traffix, Inc. (NASDAQ:TRFX), announced today that it has scheduled the release of its first quarter 2005 financial results for Thursday, April 14, 2005 before the market opens.

Traffix will host a conference call at 10:00 am EDT on April 14, 2005.  On the call, management will discuss its first quarter results and review operational highlights and other business developments.

The Company invites you to participate on the call at the following telephone number:

1-888-335-6974 (Domestic)

1-973-935-2405 (International)

The call will also be available as a webcast on www.kcsa.com.

A replay of the call will be available from Thursday, April 14, 2005 at 12:00 p.m., EDT, through Thursday, April 21, 2005 at 11:59 p.m., EDT.  To access the replay, please call (877) 519-4471 in the United States or (973) 341-3080 outside the United States.  To access the replay, users will need to enter the following code: 5928892.

About Traffix, Inc.

Traffix is a leading Internet media and marketing company that owns and operates a vast network of entertaining web destinations that provide compelling content to millions of consumers.  Traffix serves highly targeted advertisements throughout its network via its proprietary ad-serving optimization technology, yielding measurable results for its clients.  Traffix is a member of the ESPC division of the NAI, an organization committed to providing consumers with clear explanations of Internet advertising practices.  For more information about Traffix, Inc., visit the website @ www.traffixinc.com.

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800 Second Avenue	Tel 212 682 6300	E-mail pr@kcsa.com
New York, NY 10017	Fax 212 697 0910	www.kcsa.com

This release contains certain forward-looking statements and information relating to Traffix that are based on the beliefs of Traffix’s management, as well as assumptions made by and information currently available to the Company.  Such statements reflect the current views of the Company with respect to future events including estimates and projections about Traffix’s business based on certain assumptions of Traffix’s management, including those described in this Release.  These statements are not guarantees of future performance and involve risk and uncertainties that are difficult to predict, including changes in demand for the Company’s services and products, changes in technology and the regulatory environment affecting the Company’s business, and difficulties encountered in the integration of acquired businesses.  Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected.  The Company does not intend to update these forward-looking statements.

You may register to receive Traffix’s future press releases or to download a complete Digital Investor Kit™ including press releases, regulatory filings and corporate materials by clicking on the “Digital Investor Kit™” icon at www.kcsa.com.